UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2023
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INTEGRAL AD SCIENCE HOLDING CORP.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40557 (Commission File Number)	83-0731995 (I.R.S. Employer Identification Number)

12 E 49th Street, 20th Floor New York, NY 10017
(Address of principal executive offices)

646 278-4871
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2023, Integral Ad Science Holding Corp. (the “Company”) announced the appointment of Alexis (Alex) Gil as its Chief Accounting Officer, effective November 27, 2023. In this position, Mr. Gil will assume the role of the Company’s principal accounting officer from Tania Secor, who will continue to serve as the Company's Chief Financial Officer.

Mr. Gil, age 51, most recently served as VP, Global Controller at Sprinklr, Inc. (NYSE: CXM), which he joined in February 2021. Prior to that, Mr. Gil served as Chief Accounting Officer at Extensis Group between September 2019 and February 2021. From December 2011 to September 2019, Mr. Gil served as Global Head of Revenue & Finance Operations at MSCI Inc. (NYSE: MSCI). From May 2006 to April 2011, Mr. Gil served as Americas Corporate Controller at NICE Ltd. (Nasdaq: NICE). Mr. Gil holds an M.B.A. in accounting from Montclair State University and a B.A. from Stevens Institute of Technology.

In connection with Mr. Gil’s appointment as Chief Accounting Officer, Integral Ad Science, Inc. (a wholly-owned subsidiary of the Company) and Mr. Gil entered into an offer letter, dated October 22, 2023 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Gil will (i) receive an annual base salary of $360,000; (ii) be eligible for an annual bonus beginning on January 1, 2024 with a target opportunity of 40% of his base salary, based on achievement of individual, department and/or Company goals and objectives; and (iii) be eligible to participate in the Company's long-term incentive program with an annual equity grant with an aggregate target value equal to $360,000. Mr. Gil will also receive a one-time bonus of $130,000 to be paid on March 15, 2024 and a one-time award of restricted stock units (RSU) with an aggregate value of $1,800,000. The RSUs will vest over a four-year period in 16 equal quarterly installments of 6.25%, subject to Mr. Gil’s continued employment through the applicable vesting date. Mr. Gil will also be eligible to participate in the Company’s employee benefit plans available to its employees, subject to the terms of those plans.

The Offer Letter provides that upon a termination of Mr. Gil’s employment by the Company without cause, Mr. Gil will receive (i) base salary continuation payments; (ii) payment or reimbursement of a portion of continuation coverage premiums under the Company’s group health plans pursuant to COBRA, in each case of (i) and (ii), for 6 months following such termination date; and (iii) a pro-rated portion of any bonus that may have been awarded to Mr. Gil during the fiscal year in which such termination occurs, to be paid at the sole discretion of the Company's Board of Directors. The Offer Letter provides that Mr. Gil shall enter into the Company's standard confidentiality, assignment, and non-compete agreement, which contains customary confidentiality, non-competition and assignment of invention provisions.

There are no family relationships between Mr. Gil and any director or executive officer of the Company, and the Company is not aware of any transactions with Mr. Gil that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2023

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Tania Secor
Name:	Tania Secor
Title:	Chief Financial Officer